SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): July 11, 2002

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16453	22-2748248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1250 Northpoint Parkway West Palm Beach, Florida	33407

(Address of Principal Executive Offices)	(Zip Code)

                       Registrant’s telephone number, including area code: (561) 478-8770

HEARx Ltd.

(Former Name or Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

     Effective July 11, 2002, pursuant to an Amended and Restated Merger Agreement dated as of November 6, 2001 (the “Merger Agreement”), between HearUSA, Inc. (formerly HEARx Ltd.) (the “Company”) and Helix Hearing Care of America Corp. (“Helix”), the Company and Helix have combined through a plan of arrangement under Canadian law (the “Arrangement”), pursuant to which Helix became an indirect subsidiary of the Company. Helix, through its primary operating subsidiaries, owns or manages 128 hearing healthcare clinics located in Massachusetts, Pennsylvania, New York, Ohio, Michigan, Wisconsin, Minnesota, Missouri and Washington, as well as in the Provinces of Ontario and Quebec, Canada. Also, through its HearUSA Advantage Network and its recent acquisition of Auxiliary Health Benefits Corporation, doing business as National Ear Care Plan, Helix has access to more than 2000 affiliated provider members. A press release announcing the closing of the Arrangement is attached as Exhibit 99.1 and is incorporated herein by reference.

     Pursuant to the Merger Agreement, Helix shareholders will receive either 0.3537 shares of the Company’s common stock or 0.3537 exchangeable shares of HEARx Canada, Inc., the Company’s newly formed Canadian subsidiary, for each Helix common share. Each exchangeable share is exchangeable for one share of the Company’s common stock at the election of the holder and is entitled to one vote per share on all matters subject to the vote of holders of the Company’s common stock. Helix stockholders who are not Canadian residents for Canadian tax purposes were not entitled to receive exchangeable shares.

     The issuance of the Company’s common stock pursuant to the Merger Agreement as described above was registered under the Securities Act of 1933 pursuant to the Company’s registration statement on Form S-4/A (File No. 333-73022) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2002 and declared effective on May 28, 2002, and is incorporated herein by reference. The joint proxy statement/prospectus of the Company and Helix included in the Registration Statement contains additional information about this transaction. A copy of the Merger Agreement between the Company and Helix is included as Annex A to the joint proxy statement/prospectus.

     The Company previously announced that as of July 5, 2002 it changed its name from HEARx Ltd. to HearUSA, Inc. A press release announcing the change of the Company’s name is attached as Exhibit 99.2 and is incorporated herein by reference. The Company’s common stock continues to trade on the AMEX under the symbol “EAR”. The exchangeable shares of HEARx Canada, Inc. trade on the Toronto Stock Exchange under the symbol “HUX”.

     In connection with the Arrangement, the Company filed an Amendment to its Restated Certificate of Incorporation with the Delaware Secretary of State increasing its authorized shares of preferred stock from 2,000,000 to 5,000,000 and its authorized shares of common stock from 20,000,000 to 50,000,000 and changing its name to

HearUSA, Inc. A copy of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also filed a Certificate of Designation designating one share of its preferred stock as Special Voting Preferred Stock, which is the mechanism by which the holders of exchangeable shares will cast their votes on matters voted on by the Company’s stockholders. A copy of the Certificate of Designation is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. Finally, the Company filed an Amendment to its Certificate of Designation for the Company’s 1999 Series H Junior Participating Preferred Stock to increase the number of shares of preferred stock designated as Series H Junior Participating Preferred Stock to correspond to the increase in the authorized shares of common stock. A copy of the Amendment to the Certificate of Designation is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements Of Business Acquired.

(1)	The historical consolidated financial statements of Helix including Helix’s consolidated balance sheets at November 30, 2001 and 2000, the consolidated statements of loss, deficit and cash flows for each of the years ending November 30, 2001, 2000, and 1999, and the unaudited consolidated financial statements of Helix including Helix’s unaudited consolidated balance sheet at February 28, 2002 and consolidated statements of loss, deficit and cash flows for the three months ended February 28, 2002 and 2001, were previously filed with the SEC on May 24, 2002 in the Company’s Form S-4/A, and are incorporated herein by reference.

(b) Pro-Forma Financial Information.

(1)	The unaudited pro-forma condensed combined financial information of the Company as of and for the three months ended March 30, 2002 and for the year ended December 29, 2001, giving effect to the Company’s acquisition of all the outstanding shares of common stock of Helix, except for those owned by the Company, and to the assumed replacement of all options and warrants to acquire Helix common stock with options and warrants to purchase the Company’s common stock in accordance with Article 11 of Regulation S-X (17 C.F.R. Section 210.11 (2000)), were previously filed by the Company with the SEC on May 24, 2002 in the Company’s Form S-4/A, and are incorporated herein by reference.

     (c) Exhibits

Exhibit No.	Description of Exhibit

2.1	Amended and Restated Merger Agreement, dated November 6, 2001 between the Company and Helix Hearing Care of America Corp., incorporated by reference to Exhibit 2.1 of the Registration Statement on Form S-4/A, filed May 24, 2002.

3.1	Amendment to the Restated Certificate of Incorporation including an increase in authorized shares and change of name.

3.2	Certificate of Designations, Preferences, and Rights of the Company’s Special Voting Preferred Stock.

3.3	Amendment to Certificate of Designation of the Company’s 1999 Series H Junior Participating Preferred Stock.

99.1	Press release issued July 11, 2002.

99.2	Press release issued July 8, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARUSA, INC. (Registrant)

Date: July 17, 2002	By:	/s/ Paul A. Brown Name: Paul A. Brown Title: Chairman

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amendment to the Restated Certificate of Incorporation including an increase in authorized shares and change of name.

3.2	Certificate of Designations, Preferences, and Rights of the Company’s Special Voting Preferred Stock.

3.3	Amendment to Certificate of Designation of the Company’s 1999 Series H Junior Participating Preferred Stock.

99.1	Press release issued July 11, 2002.

99.2	Press release issued July 8, 2002.

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